Exhibit 10.1

EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT, dated as of April 24, 2023 (this “Agreement”), is by and among and each purchaser identified on Schedule A hereto (each, including its successors and permitted assigns, a “Purchaser” and collectively, the “Purchasers”), and Soluna Holdings, Inc. (f/k/a Mechanical Technology, Incorporated), a Nevada corporation (the “Company” and together with the Purchasers each a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company and Purchasers entered into a Securities Purchase Agreement dated October 25, 2021 (the “SPA”), pursuant to which the Company issued to the Purchaser, as set forth on Schedule A, secured convertible notes in the original aggregate principal amount of $16,304,348 (collectively, the “Notes”);

WHEREAS, the current Maturity Date of the Notes is April 25, 2023;

NOW THEREFORE, in consideration of the mutual benefits accruing to Parties hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

AGREEMENTS

1. Extension. Subject to acceleration as set forth in the Notes, the Maturity Date of the Notes is extended 30 days to May 25, 2023.

2. Miscellaneous. This Agreement shall be deemed a portion of the Notes and shall be subject to the terms thereof.

3. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through G&M. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by facsimile or other electronic format (including via .pdf and DocuSign) shall be effective as an original.

5. Notices. All notices shall be delivered in accordance with the notice provisions of the Notes

6. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as specifically modified herein, the Transaction Documents including the Addendum remain in full force and effect without any waivers or modifications. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by the Parties. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. As used in this Agreement, any consent of the Purchasers shall be determined in accordance with the terms of the Notes.

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IN WITNESS WHEREOF, the parties have caused this Extension Agreement to be duly executed as of the day and year first above written.

COMPANY

Soluna Holdings, Inc.

By:
Its:

PURCHASERS

ALPHA CAPITAL ANSTALT	SUPEREIGHT CAPITAL HOLDINGS LTD.

By:	By:
Name:	Name:
Title:	Title:

3I, LP

By:
Name:	XINIU NIE
Title:

AJF Consulting

By:
Name:	YI HUA CHEN
Title:

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